UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission on April 7, 2025, on April 1, 2025, Scott Recknor, the Company’s Head of Asset Management, notified the Company of his decision to retire. The Company and Mr. Recknor have determined that Mr. Recknor’s retirement will be effective as of June 6, 2025. Mr. Recknor will remain with the Company until the effective date of his retirement to assist with this transition.

Item 8.01 Other Events.

The following provides an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

May 1, 2025 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of March 31, 2025. A calculation of the NAV per share is set forth below.

March 31, 2025 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of March 31, 2025 and February 28, 2025:

	As of
(in thousands)	March 31, 2025	February 28, 2025
Investments in industrial properties	$8,938,950	$8,908,400
Investments in unconsolidated joint venture partnerships	20,741	20,960
Investments in real estate debt and securities	539,442	537,498
DST Program Loans	104,353	104,337
Cash and cash equivalents	22,484	19,066
Restricted cash	3,783	3,497
Other assets	91,844	83,350
Line of credit, term loans and mortgage notes	(4,252,846)	(4,247,848)
Secured financings on investments in real estate-related securities	(97,469)	(97,915)
Financing obligations associated with our DST Program	(861,729)	(855,271)
Other liabilities	(122,571)	(105,385)
Accrued performance participation allocation	—	—
Accrued fixed component of advisory fee	(5,545)	(5,521)
Aggregate Fund NAV	$4,381,437	$4,365,168
Total Fund Interests outstanding	340,588	339,743

The following table sets forth the NAV per Fund Interest as of March 31, 2025 and February 28, 2025:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of March 31, 2025
Monthly NAV	$4,381,437	$1,106,589	$239,327	$2,022,563	$79,043	$240	$39,012	$894,663
Fund Interests outstanding	340,588	86,020	18,603	157,223	6,144	19	3,033	69,546
NAV Per Fund Interest	$12.8643	$12.8643	$12.8643	$12.8643	$12.8643	$12.8643	$12.8643	$12.8643
As of February 28, 2025
Monthly NAV	$4,365,168	$1,127,113	$239,796	$2,011,445	$64,062	$290	$28,404	$894,058
Fund Interests outstanding	339,743	87,724	18,662	156,552	4,986	23	2,211	69,585
NAV Per Fund Interest	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484	$12.8484

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of March 31, 2025, we estimated approximately $110.3 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of March 31, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.7%
Discount rate / internal rate of return	7.4%
Average holding period (years)	10.1

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.0%
	0.25	% increase	(2.8)%
Discount rate (weighted-average)	0.25	% decrease	2.0%
	0.25	% increase	(2.0)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.05 per share for the month of March 2025. These distributions were paid to all stockholders of record as of the close of business on March 31, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of March 31, 2025, we directly owned and managed a real estate portfolio that included 255 industrial buildings totaling approximately 54.7 million square feet located in 30 markets throughout the U.S., with 430 customers, and was 94.8% occupied (95.3% leased) with a weighted-average remaining lease term (based on square feet) of 3.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

As of March 31, 2025, our leverage ratio was approximately 45.6% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate-related securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.75%.

For the quarter ended March 31, 2025, we raised gross proceeds of approximately $128.6 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $1.3 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for January, February and March, which were redeemed in full on February 1, 2025, March 1, 2025 and April 1, 2025, respectively, was $75.5 million.

Update on Real Properties

As of March 31, 2025 our real estate portfolio included:

●	252 industrial buildings totaling approximately 54.4 million square feet comprised our operating portfolio, which includes stabilized properties, and was 95.2% occupied (95.6% leased) with a weighted-average remaining lease term (based on square feet) of approximately 3.7 years; and
●	Three industrial buildings totaling approximately 0.3 million square feet comprised our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

Additionally, as of March 31, 2025, we owned and managed one building in the pre-construction phase totaling approximately 0.1 million square feet. Unless otherwise noted, this building is excluded from the presentation of our portfolio data herein.

During the trailing 12 months ended March 31, 2025, we transacted approximately 7.2 million square feet of new and renewal leases, and rent growth on comparable leases averaged 56.8%, calculated using cash basis rental rates (69.8% when calculated using GAAP basis rental rates). As of March 31, 2025, rents across our portfolio were estimated to be 22.2% below market (on a weighted-average basis).

Building Types. Our industrial buildings consist primarily of warehouse distribution facilities suitable for single or multiple customers. The following table summarizes our portfolio by building type as of March 31, 2025:

Building Type	Description	Percent of Rentable Square Feet
Bulk distribution	Building size of 150,000 to over 1 million square feet, single or multi-customer	81.4%
Light industrial	Building size of less than 150,000 square feet, single or multi-customer	18.5
Flex industrial	Includes assembly or research and development, primarily multi-customer	0.1
		100.0%

Portfolio Overview and Market Diversification. As of March 31, 2025, the average effective annual rent of our total real estate portfolio (calculated by dividing total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis), by total occupied square footage) was approximately $7.51 per square foot. The following table summarizes certain operating metrics of our portfolio by market as of March 31, 2025:

	Number of	Rentable	Occupied	Leased
($ and square feet in thousands)	Buildings	Square Feet	Rate (1)	Rate (1)	Annualized Base Rent (2)
Operating Properties:
Atlanta	21	4,468	93.0%	93.3%	$28,384	7.3%
Austin	6	562	100.0	100.0	5,515	1.4
Bay Area	3	845	100.0	100.0	10,387	2.7
Boston	4	606	100.0	100.0	5,734	1.5
Central Florida	11	2,195	84.6	89.6	12,832	3.3
Central Valley	9	2,280	100.0	100.0	16,389	4.1
Charlotte	1	210	100.0	100.0	1,121	0.3
Chicago	26	5,373	98.5	99.8	29,845	7.6
Cincinnati	2	705	100.0	100.0	3,877	1.0
Columbus	2	488	100.0	100.0	2,821	0.7
Dallas	17	5,196	100.0	100.0	28,450	7.3
D.C. / Baltimore	10	1,143	87.9	87.9	9,067	2.3
Denver	2	252	100.0	100.0	1,535	0.4
Houston	8	1,815	100.0	100.0	10,954	2.8
Indianapolis	5	2,591	100.0	100.0	11,556	3.0
Las Vegas	7	1,118	58.0	58.0	8,472	2.2
Louisville	5	1,579	100.0	100.0	6,833	1.8
Memphis	10	3,598	100.0	100.0	15,412	4.0
Nashville	3	1,254	86.8	86.8	6,338	1.6
New Jersey	17	3,526	88.8	90.8	31,644	8.1
Pennsylvania	15	2,871	94.5	94.5	22,679	5.8
Phoenix	3	417	100.0	100.0	3,704	1.0
Portland	3	716	59.6	59.6	3,897	1.0
Reno	6	1,422	100.0	100.0	9,317	2.4
Salt Lake City	5	1,003	87.3	87.3	5,813	1.5
San Antonio	1	96	100.0	100.0	799	0.2
San Diego	7	694	83.7	83.7	7,241	1.9
Seattle	14	2,395	98.1	98.1	22,610	5.8
South Florida	11	2,064	100.0	100.0	22,274	5.7
Southern California	18	2,906	100.0	100.0	42,126	10.8
Total operating	252	54,388	95.2	95.6	387,626	99.5
Value-Add Properties:
South Florida	2	253	51.0	51.0	2,003	0.5
Southern California	1	100	—	—	—	—
Total value-add properties	3	353	36.5	36.5	2,003	0.5
Total portfolio	255	54,741	94.8%	95.3%	$389,629	100.0%
(1)	The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.
(2)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2025, multiplied by 12.

The following table sets forth the top 10 geographic allocations of our real estate portfolio based on fair value as of March 31, 2025:

($ in thousands)	Number of Buildings (1)	Fair Value of Real Property (2)	% of Fair Value
New Jersey	17	$884,650	9.9%
Southern California	19	861,500	9.6
Dallas	17	661,100	7.4
South Florida	13	637,950	7.1
Atlanta	21	633,450	7.1
Chicago	26	630,050	7.1
Seattle	14	514,600	5.8
Pennsylvania	15	499,200	5.6
Central Florida	11	324,800	3.6
Central Valley	9	315,700	3.5
Other	93	2,975,950	33.3
Total Portfolio	255	$8,938,950	100.0%
(1)	Excludes one building in the pre-construction phase.
(2)	Comprised of $8.8 billion of real property in our operating portfolio, which includes stabilized properties, $103.3 million of real property in our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop or buildings recently completed which have not yet reached stabilization, and $3.6 million of real property in our development portfolio, which includes buildings that are either under construction or in the pre-construction phase. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

Lease Terms. Substantially all of our industrial properties are subject to leases on a “triple net basis,” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs. In addition, most of our leases include fixed rental increases or Consumer Price Index-based rental increases. Lease terms typically range from one to 10 years and often include renewal options.

Lease Expirations. As of March 31, 2025, the weighted-average remaining lease term (based on square feet) of our total occupied portfolio was approximately 3.8 years, excluding renewal options. The following table summarizes the lease expirations of our occupied portfolio for leases in place as of March 31, 2025, without giving effect to the exercise of renewal options or termination rights, if any:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Remainder of 2025 (2)	49	$40,779	10.5%	5,631	10.8%
2026	82	55,170	14.1	8,709	16.8
2027	82	63,826	16.4	8,595	16.6
2028	88	60,863	15.6	7,600	14.6
2029	66	50,985	13.1	6,311	12.2
2030	42	33,389	8.6	4,472	8.6
2031	17	17,142	4.4	1,956	3.8
2032	24	33,499	8.6	4,634	8.9
2033	3	1,025	0.3	93	0.2
2034	10	23,402	6.0	2,800	5.4
Thereafter	7	9,549	2.4	1,087	2.1
Total occupied	470	$389,629	100.0%	51,888	100.0%
(1)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2025, multiplied by 12.
(2)	Includes four leases totaling approximately 0.1 million square feet that expired on March 31, 2025.

Customer Diversification. As of March 31, 2025, only one of our customers individually represented more than 5.0% of total occupied square feet of our portfolio and more than 5.0% of total annualized base rent of our portfolio. The following table reflects the 10 largest customers of our portfolio, based on annualized base rent, which occupied a combined 10.4 million square feet as of March 31, 2025:

Customer	% of Total Annualized Base Rent (1)	% of Total Occupied Square Feet
Amazon.com Services LLC	7.3%	6.7%
B. Braun Medical	2.9	1.2
Radial, Inc.	2.5	4.1
Maersk	1.7	1.0
Mondelez Global, LLC	1.3	2.2
Estes Forwarding Worldwide	1.3	1.1
East Coast/West Coast Logistics, LLC	1.3	0.5
Geodis Logistics, LLC	1.1	1.6
US Elogistics Service Corp	1.1	0.9
KeHE Distributors, Inc.	1.1	0.7
Total	21.6%	20.0%
(1)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2025, multiplied by 12.

The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market, industry, and economic information that is generally publicly available.

Industry Diversification. The table below illustrates the diversification of our portfolio by industry classifications of our customers as of March 31, 2025:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Transportation / Logistics	56	$70,225	18.0%	8,693	16.7%
eCommerce / Fulfillment	29	46,949	12.0	6,854	13.2
Food & Beverage	33	32,360	8.3	4,333	8.3
Storage / Warehousing	42	29,339	7.5	3,969	7.6
Auto	25	22,400	5.7	3,441	6.6
Manufacturing	37	19,541	5.0	2,686	5.2
Home Furnishings	15	16,007	4.1	2,013	3.9
Medical Products / Equipment	5	14,225	3.8	1,021	2.0
Electrical / Wire	13	11,282	2.9	1,749	3.4
Home Improvement	23	10,768	2.8	1,431	2.8
Other	192	116,533	29.9	15,698	30.3
Total	470	$389,629	100.0%	51,888	100.0%
(1)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2025, multiplied by 12.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

April 15, 2025	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer